Exhibit 10.37

Listing of Executive Officers who are Parties to the 2013 Form of Change in Control Severance Agreement (filed as Exhibit 10.35 to Compass Minerals International, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013) and the Form of Restrictive Covenant Agreement (filed as Exhibit 10.4 to Compass Minerals International, Inc.’s Current Report on Form 8-K dated January 23, 2006).

Steven N. Berger
Jack C. Leunig
Robert D. Miller
Rodney L. Underdown